UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): May 17, 2024

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2024, the Board of Directors of XWELL, Inc. (the “Company”) adopted and approved the third amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), effective as of the same date, to add (i) to Article I, Section 1.2, an orderly process for stockholders to propose business or nominations for the election of directors to be considered at annual meetings (the “advance notice” provisions), (ii) to Article I, Section 1.10, an orderly process for stockholders to request a record date for stockholder action by written consent and (iii) to update certain ministerial items therein, including certain provisions to comply with Rule 14a-9 pursuant to the Securities Exchange Act of 1934, as amended.

The advance notice provisions require stockholders to provide advance notice of stockholder proposals or nominations of directors at an annual meeting, and such advance notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, subject to certain exceptions. In addition, the advance notice provisions require a stockholder who submits a nomination or other proposal to disclose, among other things, information about the interests that the stockholder has related to the Company and its common stock, including interests arising from derivative securities, voting arrangements, understandings or other relationships with the stockholder submitting the nomination or proposal; and with respect to a proposal other than a nomination, a brief description of the business desired to be brought before the meeting, the reasons for such business and the material interests of the stockholder in such business, as well as information about any agreements, arrangements or understandings the stockholder may have with other stockholders of the Company relating to the proposal of other business.

As a result of the advance notice provisions, stockholders must provide written notice of director nominations or other proposals intended to be brought before the 2024 annual meeting of stockholders of the Company, and such notice must be received by the Company, not earlier than the close of business on May 24, 2024, nor later than the close of business on June 23, 2024.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Bylaws of XWELL, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: May 21, 2024	By:	/s/ Scott R. Milford
	Name:	Scott R. Milford
	Title:	President and Chief Executive Officer